                                                                   EXHIBIT 10.60

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

                         Dated as of December 12, 2001

                                     Among

                     GENERAL ELECTRIC CAPITAL CORPORATION

                                   As Lender

                                      and

                         BACTOLAC PHARMACEUTICAL INC.,

                                      and

                           ANI PHARMACEUTICALS, INC.

                                 as Borrowers

                                      and

                         ADVANCED NUTRACEUTICALS, INC.

                                as Holding Co.



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                              -------------------

Recitals................................................................................   2

Agreement...............................................................................   2

1.   Amount and Terms of Credit.........................................................   2
     1.1   Loans........................................................................   2
     1.2   Term and Prepayment..........................................................   3
     1.3   Use of Proceeds..............................................................   3
     1.4   Single Loan..................................................................   3
     1.5   Interest.....................................................................   4
     1.6   Cash Management System.......................................................   4
     1.7   Fees.........................................................................   4
     1.8   Receipt of Payments..........................................................   4
     1.9   Application and Allocation of Payments.......................................   4
     1.10  Accounting...................................................................   5
     1.11  Indemnity....................................................................   5
     1.12  Borrowing Base; Reserves.....................................................   5

2.   Conditions Precedent...............................................................   6
      2.1  Conditions to the Initial Loans..............................................   6
      2.2  Further Conditions to the Loans..............................................   6

3.   Representations, warranties and affirmative covenants..............................   6
     3.1   Corporate Existence; Compliance with Law.....................................   6
     3.2   Executive Offices; Corporate or Other Names; Conduct of Business.............   7
     3.3   Corporate Power; Authorization; Enforceable Obligations......................   7
     3.4   Financial Statements and Projections; Books and Records......................   7
     3.5   Material Adverse Change......................................................   8
     3.6   Real Estate; Property........................................................   8
     3.7   Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness....   8
     3.8   Government Regulation........................................................   8
     3.9   Margin Regulations...........................................................   8
     3.10  Taxes; Charges...............................................................   9
     3.11  Payment of Obligations.......................................................   9
     3.12  ERISA........................................................................   9
     3.13  Litigation...................................................................   9
     3.14  Intellectual Property........................................................   9
     3.15  Full Disclosure..............................................................  10
     3.16  Hazardous Materials..........................................................  10
     3.17  Insurance....................................................................  10
     3.18  Deposit and Disbursement Accounts; Commodity and Security Accounts...........  10
     3.19  Accounts and Inventory.......................................................  11
     3.20  Conduct of Business; Maintenance of Existence................................  11
     3.21  Further Assurances...........................................................  11
     3.22  Reserved.....................................................................  11
     3.23  Solvency.....................................................................  11
     3.24  Common Enterprise; Benefit Received..........................................  12
     3.25  Aggregate Borrowing Availability.............................................  12

4.   Financial matters; Reports.........................................................  13
     4.1   Reports and Notices..........................................................  13
     4.2   Financial Covenants..........................................................  13
     4.3   Other Reports and Information................................................  13

5.   Negative Covenants.................................................   14

6.   Security Interest..................................................   15
     6.1   Grant of Security Interest...................................   15
     6.2   Lender's Rights..............................................   16
     6.3   Lender's Appointment as Attorney-in-Fact.....................   17
     6.4   Grant of License to Use Intellectual Property Collateral.....   17

7.   Events Of Default: Rights And Remedies.............................   17
     7.1   Events of Default............................................   17
     7.2   Remedies.....................................................   19
     7.3   Waivers by Credit Parties....................................   20
     7.4   Proceeds.....................................................   20

8.   Successors and Assigns.............................................   21

9.   Guarantor Waivers by Borrowers.....................................   21

10.  Miscellaneous......................................................   22
     10.1  Complete Agreement; Modification of Agreement................   22
     10.2  Expenses.....................................................   22
     10.3  No Waiver....................................................   22
     10.4  Severability; Section Titles.................................   23
     10.5  Authorized Signature.........................................   23
     10.6  Notices......................................................   23
     10.7  Counterparts.................................................   23
     10.8  Time of the Essence..........................................   23
     10.9  GOVERNING LAW................................................   23
     10.10 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.............   24
     10.11 Press Releases...............................................   24
     10.12 Reinstatement................................................   24

11.  Cross-Guaranty.....................................................   25
     11.1  Cross-Guaranty...............................................   25
     11.2  Waivers by Borrowers.........................................   25
     11.3  Benefit of Guaranty..........................................   25
     11.4  Subordination of Subrogation, Etc............................   25
     11.5  Election of Remedies.........................................   25
     11.6  Limitation...................................................   26
     11.7  Contribution with Respect to Guaranty Obligations............   26
     11.8  Liability Cumulative.........................................   27
     11.9  Intercompany Subordination...................................   27

12.  Release............................................................   27
     12.1  Lender Release of NLAC.......................................   27
     12.2  NLAC Release of Lender.......................................   27

                        INDEX OF EXHIBITS AND SCHEDULES
                        -------------------------------

Schedule A - Definitions
Schedule B - Lender's and Borrowers' Addresses for Notices
Schedule C - Letters of Credit (Not Used)
Schedule D - Cash Management System
Schedule E - Fees and Expenses
Schedule F - Schedule of Documents
Schedule G - Financial Covenants

Disclosure Schedule (3.2)  - Places of Business; Corporate Names
Disclosure Schedule (3.6)  - Real Estate
Disclosure Schedule (3.7)  - Stock; Affiliates
Disclosure Schedule (3.10) - Taxes
Disclosure Schedule (3.12) - ERISA
Disclosure Schedule (3.13) - Litigation
Disclosure Schedule (3.14) - Intellectual Property
Disclosure Schedule (3.16) - Environmental Matters
Disclosure Schedule (3.17) - Insurance
Disclosure Schedule (3.18) - Commodity and Security Accounts
Disclosure Schedule (3.19) - Contracts (Offset Risk)
Disclosure Schedule (5(b)) - Indebtedness
Disclosure Schedule (5(e)) - Liens
Disclosure Schedule (6.1)  - Actions to Perfect Liens

Exhibit A   - Form of Notice of Revolving Credit Advance
Exhibit B   - Other Reports and Information
Exhibit C   - Form of Borrowing Base Certificate
Exhibit C-1 - Inventory Rollforward and Reconciliation
Exhibit D   - Form of Accounts Payable Analysis
Exhibit E   - Form of Accounts Receivable Rollforward Analysis
Exhibit F   - Form of Revolving Credit Note
Exhibit G   - Form of Term Note
Exhibit H   - Form of Secretarial Certificate (ANIP)
Exhibit H-1 - Form of Secretarial Certificate (other Credit Parties)
Exhibit I   - Form of Power of Attorney
Exhibit J   - Form of Certificate of Compliance
Exhibit K   - Form of Lockbox Agreement
Exhibit L   - Reserved
Exhibit M   - Form of Opinion of Counsel to Borrower and Holding Co.
Exhibit N   - Reserved
Exhibit O   - Form of UCC Schedule
Exhibit P   - Form of Payment of Proceeds Letter
Exhibit Q   - Reserved
Exhibit R   - Form of Borrower Authorized Representative Letter
Exhibit S   - Form of Guarantee

                                                                      GE Capital

              TRANSACTION SUMMARY AS OF THE DATE OF THIS AGREEMENT
--------------------------------------------------------------------------------
REVOLVING CREDIT LOAN

     Maximum Amount:                   $12,000,000
     --------------
     Term:                             3 years
     ----
     Revolving Credit Rate:            Index Rate plus  0.50%
     ----------------------
     Letter of Credit Subfacility:     n/a
     ----------------------------

     Borrowing Base:                   85% of the value (as determined by
     --------------                    Lender) of each Borrower's Eligible
                                       Accounts; provided, that Lender shall
                                       reduce the foregoing percentage by one
                                       percentage point for each percentage
                                       point that the dilution of such
                                       Borrower's Accounts (calculated by Lender
                                       as the average dilution over the most
                                       recent three months) exceeds 5%; plus
                                                                        ----
                                       the lesser of (i) 60% of the value of
                                       each Borrower's (or 49% in the case of
                                       Leading Borrower) Eligible Inventory or
                                       (ii) 85% of the orderly liquidation value as determined by Lender of each Borrower's Eligible Inventory.

TERM LOAN
     Original Principal Amount:        $1,059,000.63
     -------------------------
     Term:                             11 months
     ----

     Amortization:                     Equal monthly principal installments of
     ------------                      $43,885.19, payable on the first day of
                                       each month, with payment of all remaining principle then outstanding due on the Commitment Termination Date.

     Term Loan Rate:                   Index Rate plus  0.50%
     --------------

FEES
     Collateral Monitoring Fee:        $10,000 per annum.
     -------------------------
     Unused Line Fee:                  .25%
     ---------------
     Letter of Credit Fee:             n/a
     --------------------
     Prepayment Fee:                   2% in year two; and 1% in year three.
     --------------

The Loans described generally here are established and governed by the terms and conditions set forth below in this Agreement and the other Loan Documents, and if there is any conflict between this general description and the express terms and conditions below or elsewhere in the Loan Documents, such other express terms and conditions shall control.
--------------------------------------------------------------------------------

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 1

     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of December 12, 2001, and agreed to by and among BACTOLAC PHARMACEUTICAL INC., a Delaware corporation ("Leading Borrower"), and ANI PHARMACEUTICALS, INC., a Mississippi corporation ("ANIP"; Leading Borrower and ANIP being herein collectively referred to as "Borrowers" and each a "Borrower"), ADVANCED NUTRACEUTICALS, INC., a Texas corporation ("Holding Co."), any other Credit Party executing this Agreement, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                                   Recitals
                                   --------

     A.   Leading Borrower, NL Acquisition Company, a Delaware corporation
(NLAC), Holding Co., Nutrition for Life International, Inc., a Texas corporation ("NFL"), AC Acquisition Company, a Delaware corporation ("ACAC"), and Lender are parties to a Loan and Security Agreement, dated as of November 15, 1999, as amended by First Amendment thereto, dated as of November 30, 1999, and by Second Amendment thereto, dated as of March 15, 2000 (such Loan and Security Agreement, as from time to time amended, being herein referred to as the "Existing Loan Agreement").

     B. Holding Co. has sold all of the capital stock of NFL and ACAC owned by Holding Co., and , pursuant to the Consent and Release, dated June 12, 2001, among NFL, ACAC, Holding Co., Leading Borrower, NLAC and Lender, NFL and ACAC were released from the Loan Agreement.

     C. Holding Co. has caused to be formed ANIP and is the owner of 100% of the outstanding and issued capital stock of ANIP.

     D. Events of Default (as defined in the Existing Loan Agreement) exist under the Existing Loan Agreement as a result of the failure to comply with certain of the financial covenants contained in Section 4.2 of the Existing Loan Agreement, as more fully described in that certain letter from Lender's counsel, Hunton & Williams, to Holding Co., Bactolac and NLAC, dated August 13, 2001 (the "Existing Events of Default").

     E. In connection with the proposed Restructuring (as hereinafter defined), Holding Co. has requested that ANIP be added as a party hereto and be permitted to borrow hereunder, and, in connection with such request and the previous release of NFL and ACAC from the Existing Loan Agreement, Holding Co., Borrowers and Lender have agreed to amend and restate the Existing Loan Agreement to more accurately reflect the existing arrangements among Holding Co., Borrowers and Lender. In connection with this amendment and restatement, Holding Co. also has requested that NLAC be released from the Existing Loan Agreement since NLAC never commenced independent operations after formation and has remained essentially dormant since such time. This amendment and restatement of the Existing Loan Agreement shall not constitute a (i) discharge of any indebtedness outstanding under the Existing Loan Agreement or effect a novation of such indebtedness or (ii) a waiver of the Existing Events of Default.

     F. From and after the Closing Date, all references in this Agreement or in any other Loan Document (whether delivered pursuant to the Existing Loan Agreement or this Agreement) to this Agreement or to the "Loan Agreement," and the words "herein," "hereof" and words of like import referring to the Existing Loan Agreement, shall mean and be references to the Existing Loan Agreement as amended and restated in its entirety by this Agreement, and all references in this Agreement, in any other Loan Document (whether delivered pursuant to the Existing Loan Agreement or this Agreement) or in any Note to the "Revolving Credit Note," shall mean and be references to the amended and restated Revolving Credit Note in the form attached to this Agreement as Exhibit F, duly executed
                                                      ---------
and delivered by Borrowers.

     G. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents,
   ----------
the rules of construction set forth in Schedule A shall govern.  All Schedules,
                                       ----------
Attachments, Addenda and Exhibits (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.


AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 2

                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   Amount and Terms of Credit

     1.1  Loans.
          -----

          (a) Subject to the terms and conditions of this Agreement, from the Closing Date and until the Commitment Termination Date (i) Lender agrees (A) to make available advances (each, a "Revolving Credit Advance") and (B) to incur Letter of Credit Obligations (if the Lender determines in its discretion to do so, it having no commitment to incur Letter of Credit Obligations) in an aggregate outstanding amount for any Borrower not to exceed the Borrowing Availability of such Borrower, and (ii) any Borrower may at the request of Leading Borrower as agent for such Borrower from time to time borrow, repay and reborrow, and may request Lender to incur Letter of Credit Obligations, under this Section 1.1.

          (b) Leading Borrower, as agent for each Borrower, shall request each Revolving Credit Advance by written notice to Lender substantially in the form of Exhibit A (each a "Notice of Revolving Credit Advance") given no later than
   ---------
12:00 P.M. (New York City time) on the Business Day of the proposed Revolving Credit Advance. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrowers, Lender may permit telephonic or facsimile requests for a Revolving Credit Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by any Borrower. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from any Borrower, Lender shall have no liability to any Borrower for any loss or damage suffered by any Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by any Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. The Revolving Credit Loan shall be evidenced by, and be repayable in accordance with the terms of, the Revolving Credit Note and this Agreement

          (c) In making any Loan hereunder Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender by such Borrower and other information available to Lender. Lender shall be under no obligation to make any further Revolving Credit Advance to any Borrower or incur any other Obligation if any Borrower shall have failed to deliver a Borrowing Base Certificate to Lender by the time specified in Section 4.1(b).

          (d)  Term Loan.  Subject to the terms and conditions of this
               ---------
Agreement, Lender agrees to make the Term Loan to Borrowers on the Closing Date in the original principal amount specified in the Term Note. The Term Loan shall be evidenced by, and be repayable in accordance with the terms of, the Term Note and this Agreement.

          (e)  Letters of Credit.  Notwithstanding anything to the contrary
               -----------------
contained in this Agreement, including Schedule C, Lender shall have no
                                       ----------
obligations to incur Letter of Credit Obligations for the account of any Borrower.

     1.2  Term and Prepayment.
          -------------------

          (a) Upon the Commitment Termination Date the obligation of Lender to make Revolving Credit Advances and extend other credit hereunder shall immediately terminate and Borrowers

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 3
shall pay to Lender in full, in cash: (i) all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon; (ii) an amount sufficient to enable Lender to hold cash collateral as specified in Schedule C; (iii) all
                                                         ----------
principal and accrued but unpaid interest on the Term Loan; and (iv) all other non-contingent Obligations due to or incurred by Lender.

          (b) If the Revolving Credit Loan attributable to any Borrower shall at any time exceed such Borrower's Borrowing Availability, then such Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess.

          (c) Each Borrower shall have the right, at any time upon 30 days prior written notice to Lender to (i) terminate voluntarily Borrowers' right to receive or benefit from, and Lender's obligation to make and to incur, Revolving Credit Advances and Letter of Credit Obligations, (ii) prepay all or a portion of the Term Loan, provided that any prepayment of less than all of the outstanding balance of the Term Loan shall be applied to the remaining installments of the Term Loan in the inverse order of their maturity, and (iii) prepay all of the Obligations. The effective date of termination of the Revolving Credit Loan and the Term Loan specified in such notice shall be the Commitment Termination Date. If any Borrower exercises the right of termination and prepayment, or if Lender's obligation to make Loans is terminated for any reason prior to the Stated Expiry Date then in effect (including as a result of the occurrence of a Default), Borrowers shall pay to Lender the applicable Prepayment Fee.

     1.3  Use of Proceeds.  Borrowers shall use the proceeds of the Revolving
          ---------------
Credit Loan for working capital and other general corporate purposes and shall use the proceeds of the Term Loan to repay the Existing Term Loan in its entirety.

     1.4  Single Loan.  The Loans and all of the other Obligations of any
          -----------
Borrower to Lender shall constitute one general obligation of such Borrower secured by all of the Collateral.

     1.5  Interest
          --------

          (a) Each Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances attributable to such Borrower at a floating rate equal to the Index Rate plus two and one half percent (2.50%) per annum (the "Revolving Credit Rate") and on the outstanding balance of the Term Loan at a floating rate equal to the Index Rate plus two and one half percent (2.50%) per annum (the "Term Loan Rate"). All computations of interest, and all calculations of the Letter of Credit Fee, shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

          (b) Interest shall be payable on the outstanding Revolving Credit Advances and balance of the Term Loan (i) in arrears for the preceding calendar month on the first day of each calendar month, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

          (c) As a result of the Existing Events of Default, the Revolving Credit Rate, the Term Loan Rate and the Letter of Credit Fee have been increased by two percentage points (2%) per annum (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest and Letter of Credit Fees, shall continue to accrue interest from the date of such Existing Events of Default at the Default Rate applicable to such Obligations.

          (d) If any interest or other payment (including Unused Line Fees, Letter of Credit Fees and Collateral Monitoring Fees) to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 4

     1.6  Cash Management System.   On or prior to the Closing Date and until
          ----------------------
the Termination Date, each Borrower will establish and maintain the cash management system described in Schedule D. All payments in respect of the
                               ----------
Collateral shall be made to or deposited in the blocked or lockbox accounts described in Schedule D in accordance with the terms thereof.
             ----------

     1.7  Fees.  Each Borrower agrees to pay to Lender the Fees set forth in
          -----
Schedule E.
----------

     1.8  Receipt of Payments.  Each Borrower shall make each payment under this
          -------------------
Agreement (not otherwise made pursuant to Section 1.9) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. If any Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made. For purposes of computing interest and Fees, all payments shall be deemed received by Lender 1 Business Day following receipt of immediately available funds in the Collection Account. For purposes of determining the Borrowing Availability, payments shall be deemed received by Lender upon receipt of immediately available funds in the Collection Account

     1.9  Application and Allocation of Payments.  Each Borrower irrevocably
          --------------------------------------
agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of any Borrower for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by such Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of such Borrower's obligations with respect to preservation of the Collateral or otherwise under this Agreement, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan attributable to any Borrower to exceed such Borrower's Borrowing Availability, and each Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan attributable to such Borrower exceeds its Borrowing Availability.

     1.10 Accounting.  Lender is authorized to record on its books and records
          ----------
the date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrowers on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to any Borrower shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower under this Agreement. Except to the extent that any Borrower shall, within 30 days after such statement and accounting is sent, notify Lender in writing of any objection such Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon such Borrower, absent manifest error.

     1.11 Indemnity.  Each Borrower and each other Credit Party executing this
          ---------
Agreement jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 5 any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), INCLUDING, WITHOUT LIMITATION, INDEMNIFIED LIABILITIES ARISING FROM THE SOLE OR CONTRIBUTORY ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON BUT EXCLUDING any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     1.12  Borrowing Base; Reserves.  The Borrowing Base of each Borrower shall
           ------------------------
be determined by Lender (including the eligibility of Accounts and Inventory) based on the most recent Borrowing Base Certificate delivered to Lender in accordance with Section 4.1(b) and such other information available to Lender. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, the Revolving Credit Loan shall be subject to Lender's continuing right to withhold from any Borrower's Borrowing Availability reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Lender's good faith credit judgment such reserves are necessary, including to protect Lender's interest in the Collateral or to protect Lender against possible non-payment of Accounts for any reason by Account Debtors or possible diminution of the value of any Collateral or possible non-payment of any of the Obligations or for any Taxes or in respect of any state of facts which could constitute a Default. Lender may, at its option, implement reserves by designating as ineligible a sufficient amount of Accounts or Inventory which would otherwise be Eligible Accounts or Eligible Inventory, as the case may be, so as to reduce any Borrower's Borrowing Base by the amount of the intended reserves.

2.   Conditions Precedent

     2.1  Conditions to Effectiveness and Term Loan.  Lender shall not be
          ------------------------------------------
obligated to make the Term Loan or continue to make the Revolving Loan or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

          (a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule F);
                                        ----------

          (b) Lender shall have received an opinion of counsel to the Borrowers with respect to the Loan Documents addressing the matters set forth on Exhibit M in form and substance satisfactory to Lender;

     2.2  Further Conditions to the Loans.  Lender shall not be obligated to
          -------------------------------
fund any Loan, if, as of the date thereof:

          (a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date; or

          (b) any event or circumstance which has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing Date; or

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 6

          (c) any Default other than the Existing Events of Default shall have occurred and be continuing or would result after giving effect to such Loan; or

          (d) after giving effect to such Loan the Revolving Credit Loan attributable to any Borrower would exceed the Borrowing Availability of such Borrower.

          (e) any action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement, any other Loan Document or any Acquisition Document or the consummation of any transaction contemplated hereby or thereby and which, in Lender's sole judgment, would make it inadvisable to consummate any transaction contemplated by this Agreement, any other Loan Document or any Acquisition Document.

The request and acceptance by Leading Borrower, as agent for each Borrower, of the proceeds of any Loan, and the request by Leading Borrower, as agent for each Borrower, for the incurrence by Lender of any Letter of Credit Obligations, as the case may be, shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by each Borrower that the conditions in Section 2.2 have been satisfied and (ii) a restatement by each Borrower of each of the representations and warranties made by such Borrower in any Loan Document and a reaffirmation by each Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

3.   Representations, warranties and affirmative covenants

     To induce Lender to enter into this Agreement and to continue to make the Loans, each Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date and as of and after the Closing Date, as follows:

     3.1  Corporate Existence; Compliance with Law.  Each Corporate Credit
          ----------------------------------------
Party:   (a) is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Transaction Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party which are necessary or appropriate for the conduct of its business.

     3.2  Executive Offices; Corporate or Other Names; Conduct of Business.  The
          ----------------------------------------------------------------
jurisdiction in which each Corporate Credit Party is organized is correctly set forth in the introduction to this Agreement. The location of each Corporate Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure
   -------------------------
Schedule, such locations have not changed during the preceding twelve months.
As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2) and except for the names of the Predecessor Companies,
-------------------------
no Corporate Credit Party has been known as or conducted business in any other name (including trade names). No Corporate Credit Party shall change its (a) name, (b) chief executive office, (c) corporate offices, (d) warehouses or other Collateral locations, (e) location of its records concerning the Collateral, or
(f) jurisdiction of organization or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 7 and perfect Lender's Liens upon the Collateral. No third party has possession or control of any Collateral other than Inventory in transit and checks representing proceeds held by third parties to facilitate collection.

     3.3  Corporate Power; Authorization; Enforceable Obligations.  The
          -------------------------------------------------------
execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c) (all of which will have been duly obtained, made or complied with on or before the Closing Date and shall be in full force and effect on such date). As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     3.4  Financial Statements and Projections; Books and Records.
          -------------------------------------------------------

          (a) The Financial Statements delivered by each Borrower to Lender for its most recently ended Fiscal Year and Fiscal Month are true, correct and complete and reflect fairly and accurately the financial condition of such Person as of the date of each such Financial Statement in accordance with GAAP. The Projections most recently delivered by each Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections.

          (b) Each Borrower and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

     3.5  Material Adverse Change.  Between the date of each Borrower's most
          -----------------------
recently audited Financial Statements delivered to Lender and the Closing Date:
(a) no Corporate Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect and no Credit Party is in default, and to such Credit Party's knowledge no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

     3.6  Real Estate; Property.  The real estate listed in Disclosure Schedule
          ---------------------                             -------------------
(3.6) constitutes all of the real property owned, leased, or used by each
-----
Corporate Credit Party in its business, and such Credit Party will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt prior written notice thereof. Each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens, except Permitted Encumbrances. With respect to each of the premises identified in Disclosure Schedule (3.2) on or prior the
                                      -------------------------
Closing Date, a bailee, landlord or mortgagee agreement acceptable to Lender has been obtained.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 8

     3.7  Ventures, Subsidiaries and Affiliates; Outstanding Stock and
          ------------------------------------------------------------
Indebtedness.  Except as set forth in Disclosure Schedule (3.7), as of the
------------                          ------------------------
Closing Date no Corporate Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Corporate Credit Party (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which any Corporate Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth on Disclosure
                                                                    ----------
Schedule (3.7).  As of the Closing Date, Disclosure Schedule (3.7) sets forth
-------------                            -------------------------
the authorized, issued, and outstanding capital stock, membership interests, or other equity interests of each Corporate Credit Party. All of the outstanding capital stock of each Corporate Credit Party has been validly issued, is fully paid, and is nonassessable. Except as set forth in Disclosure Schedule (3.7),
                                                   ------------------------
there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock, membership interests or other equity interests of any Corporate Credit Party. All outstanding Indebtedness of each Corporate Credit Party as of the Closing Date is described in Disclosure
                                                                   ----------
Schedule (5(b)).
-------------

     3.8  Government Regulation.  No Credit Party is subject to or regulated
          ---------------------
under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act or any other Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Transaction Documents. The making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Transaction Documents do not and will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.9  Margin Regulations.  No Corporate Credit Party is engaged, nor will it
          ------------------
engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Corporate Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Corporate Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     3.10 Taxes; Charges.  Except as disclosed on Disclosure Schedule (3.10) all
          --------------                          -------------------------
tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party's property. Except as disclosed on Disclosure Schedule
                                                        -------------------
(3.10), proper and accurate amounts have been and will be withheld by Borrower
------
and each other Credit Party from their respective employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure
                                                                 ----------
Schedule (3.10) sets forth as of the Closing Date those taxable years for which
--------------
any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.10), no Credit Party has executed
                       --------------------------
or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 9

Material Adverse Effect. The matters disclosed on Disclosure Schedule (3.10) are
                                                  --------------------------
not expected to have a Material Adverse Effect.

     3.11  Payment of Obligations.  Each Credit Party will pay, discharge or
           ----------------------
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

     3.12  ERISA.  No ERISA Event has occurred or is reasonably expected to
           -----
occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Credit Party of more than the Minimum Actionable Amount. The present value of all accumulated benefit obligations of the Credit Parties under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. No Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

     3.13  Litigation.  No Litigation is pending or, to the knowledge of any
           ----------
Credit Party, threatened by or against any Credit Party or against any Credit Party's properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no
             -------------------------
Litigation pending or threatened against any Credit Party which seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender promptly upon learning of the existence, threat or commencement of any Litigation against any Credit Party, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against any Credit Party. The matters disclosed on Disclosure Schedule (3.13)
                                                   --------------------------
are not expected to have a Material Adverse Effect.

     3.14  Intellectual Property. As of the Closing Date, all material
           ---------------------
Intellectual Property owned or used by any Corporate Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.14). Each Corporate Credit Party owns, or is licensed to
-------------------------
use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect.
Each Corporate Credit Party will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Corporate Credit Party will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.

     3.15  Full Disclosure.  No information contained in any Transaction
           ---------------
Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Transaction Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.16  Hazardous Materials.  Except as set forth on Disclosure Schedule
           -------------------                          -------------------
(3.16), as of the Closing Date, (a) each real property location owned, leased or occupied by each Corporate Credit Party (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) no Corporate Credit Party is subject to any Environmental Liabilities or, to any Credit Party's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by any

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 10

Corporate Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Corporate Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) each Corporate Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Corporate Credit Party. Each Corporate Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and Environmental Permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release. The matters disclosed on Disclosure Schedule (3.16) are not expected to have a Material
             --------------------------
Adverse Effect.

     3.17  Insurance.  As of the Closing Date, Disclosure Schedule (3.17) lists
           ---------                           -------------------------
all insurance of any nature maintained for current occurrences by Borrowers and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries (a) "All Risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies.

     3.18  Deposit and Disbursement Accounts; Commodity and Security Accounts.
           ------------------------------------------------------------------
Attachment I to Schedule D lists all banks and other financial institutions at
                ----------
which any Borrower or any other Corporate Credit Party, maintains deposits and/or other accounts, including the Disbursement Account, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. No Corporate Credit Party will establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment 1 to Schedule D) without Lender's prior written consent. Disclosure Schedule (3.18) correctly
                                         --------------------------
identifies all commodity and securities accounts owned by any Corporate Credit Party and the institutions holding such accounts. No Person has control over any investment property of any Corporate Credit Party. No Corporate Credit Party shall open any new commodity or security account without Lender's prior written consent. Prior to the occurrence of a Default, a Corporate Credit Party may make purchases and sales of investment property and financial assets in accordance with the restrictions on investment set out in Section 5. After the occurrence of a Default, no Corporate Credit Party shall be authorized to make purchases and sales of the investment property or financial assets and each Corporate Credit Party shall take such steps as Lender may reasonably request to give Lender control over all investment property and financial assets. No Corporate Credit Party will give any party other than Lender control over any investment property or financial assets.

     3.19  Accounts and Inventory.  As of the date of each Borrowing Base
           ----------------------
Certificate delivered to Lender, each Account listed thereon as an Eligible Account shall be an Eligible Account and all Inventory listed thereon as Eligible Inventory shall be Eligible Inventory. No Borrower has made, nor will any Borrower make, any agreement with any Account Debtor for any extension of time for the payment of any

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 11

Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Borrower in the ordinary course of its business consistent with historical practice and as previously disclosed to Lender in writing. Disclosure Schedule
                                                           -------------------
(3.19) sets forth each contract of any Borrower with any Account Debtor which
------
gives such Account Debtor the right (under such contract, under common law or otherwise) to offset any Accounts for such Borrower's failure to perform under such contract and such Borrower has obtained an offset waiver for each such contract in form and substance satisfactory to Lender. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to the applicable Lock Box Accounts or the Lender as required hereunder; and (c) to each Borrower's knowledge all Account Debtors have the capacity to contract. Each Borrower shall notify Lender promptly of any event or circumstance which to such Borrower's knowledge would cause Lender to consider any then existing Account or Inventory as no longer constituting an Eligible Account or Eligible Inventory, as the case may be.

     3.20  Conduct of Business; Maintenance of Existence.  Each Corporate Credit
           ---------------------------------------------
Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

     3.21  Further Assurances; Post Closing Agreements.  At any time and from
           -------------------------------------------
time to time, upon the written request of Lender and at the sole expense of Borrowers, Borrowers and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Transaction Documents, (b) to protect, preserve and maintain Lender's rights in the Collateral, or any of it, and under this Agreement, subject to Section 6.1(b), or (c) to enable Lender to exercise
                           --------------
all or any of the rights and powers herein granted.

     3.22  Reserved.
           ---------

     3.23  Solvency.  Each Borrower and each other Credit Party both
           ---------
individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     3.24  Common Enterprise; Benefit Received.  Each Borrower is a member of an
           ------------------------------------
affiliated group and the Borrowers are collectively engaged in a common enterprise with one another. Each Borrower will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party. Each Borrower will derive substantial benefit from the credit extended pursuant hereto in an amount at least equal to its obligations under the Loan Documents to which it is a party.

     3.25  Aggregate Borrowing Availability.  The Borrowers agree to cause the
           ---------------------------------
aggregate amount of the Net Borrowing Availability of all Borrowers to be in an amount not less than $100,000 at all times.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 12

4.   Financial matters; Reports

     4.1  Reports and Notices.  Each Borrower represents, agrees and promises
          -------------------
that from and after the Closing Date until the Termination Date, each Borrower shall deliver to Lender:

          (a) within 15 days following the end of each Fiscal Month, an aged trial balance by Account Debtor and an Inventory Perpetual or Physical (as requested by Lender) and as soon as available but in no event later than 30 days following the end of each Fiscal Month, a reconciliation of the aged trial balance and the Inventory Perpetual or Physical (as the case may be) to such Borrower's general ledger and from the general ledger to the Financial Statements for such Fiscal Month accompanied by supporting detail and documentation as Lender may request;

          (b) as frequently as Lender may request and in any event no later than the second Business Day of each week, a Borrowing Base Certificate in the form of Exhibit C as of the last day of the previous week detailing ineligible
        ---------
Accounts and Inventory for adjustment to the Borrowing Base, certified as true and correct by the Chief Financial Officer of such Borrower or such other officer as is acceptable to Lender;

          (c) within 15 days following the end of each Fiscal Month, an Accounts Payable Analysis in the Form of Exhibit D (together with an accounts
                                         ---------
payable aging) and an Accounts Receivable Roll Forward Analysis in the Form of Exhibit E, each certified as true and correct by the Chief Financial Officer of
---------
such Borrower or such other officer as is acceptable to Lender;

          (d) within 45 days following the end of each Fiscal Month, the Financial Statements for such Fiscal Month, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis, and accompanied by a certification in the form of Exhibit J by the Chief Executive Officer or Chief
                             ---------
Financial Officer of such Borrower that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

          (e) within 105 days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Lender, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from such Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and
(iii) any management letter that may be issued;

          (f) not less than 30 days prior to the close of each Fiscal Year, the Projections, which will be prepared by such Borrower in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are delivered to Lender and disclosed therein when delivered; and

          (g)  all the reports and other information set forth on Exhibit B in
                                                                 ---------
the time frames set forth therein.

     4.2  Financial Covenants.  Each Borrower shall not breach any of the
          -------------------
financial covenants set forth in Schedule G.
                                 ----------

     4.3  Other Reports and Information.  Each Borrower shall advise Lender
          -----------------------------
promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 13 composition of the Collateral; and (c) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Each Borrower shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

5.   Negative Covenants

     Each Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender's prior written consent, from the Closing Date until the Termination Date, neither any Borrower nor any other Corporate Credit Party shall, directly or indirectly, by operation of law or otherwise:

          (a) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or, except as provided in clause 5(c) below, loan or advance to, any Person or form any Subsidiary; provided, however,
                        --------  -------

               (i) A Borrower may make advances to another Borrower provided that (A) the aggregate outstanding amount of such advances at any time does not exceed Fifty Thousand Dollars ($50,000) in the aggregate for all Borrowers, (B) no Default exists at the time such an advance is made or would result therefrom (including, without limitation, any Default arising as a result of the failure of the representations and warranties in Section
     3.23 relating to solvency not being true and correct as of the date of and after giving effect to the advance), and (C) any note executed to evidence such advances is delivered to the Lender as Collateral hereunder on the date such note is executed; and

               (ii) ANIP may make the York Acquisition if (A) no Default exists at the time of, or will result from, such transaction other than the Existing Events of Default; (B) Lender consents to the terms and provisions of such transaction and (C) all documentation that Lender may require related to such transaction has been delivered to Lender;

          (b) cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth on Disclosure Schedule 5(b) and any refinancing
                                    ------------------------
of such Indebtedness as long as the principal amount of such Indebtedness is not increased and the maturity date of such Indebtedness is not accelerated, (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of a Borrower if the primary obligation is permitted by this Agreement; (vi) Indebtedness of ANIP under its guaranty of the obligations owing by Bactolac to Interbay Funding LLC; and (vii) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount for all such Corporate Credit Parties combined not exceeding $50,000;

          (c) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party which are not otherwise permitted hereunder) other than as permitted by Section 5(a) and other than loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000;

          (d) make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or amend its charter or by-laws or other organizational documents;

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 14

          (e) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

          (f) sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction; provided, however, that (i) the foregoing shall not prohibit the sale of
--------  -------
Inventory or obsolete or unnecessary Equipment in the ordinary course of its business; and (ii) if no Default under Section 2.1(k) exists at the time of or
                                       --------------
will result from such issuance of Stock, Holding Co. may issue Stock: (A) as required under the outstanding warrants, options and note disclosed on Disclosures Schedule (3.18) and (B) pursuant to future grants of stock options
---------------------------
under shareholder approved stock option plans.

          (g) change its jurisdiction of organizations, its name, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral;

          (h) establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment 1 to Schedule D) or establish any commodity or security account (other than such amounts set forth on Disclosures Schedule (3.18)), in each case without Lender's
                     ---------------------------
prior written consent; or

          (i)  make or permit any Restricted Payment; provided that Leading
                                                      -------------
Borrower may (A) declare and pay regularly scheduled dividends to Holding Co. in order to allow Holding Co. to declare and pay regularly scheduled dividends on account of Holding Co.'s Series A Preferred Stock; and (B) make regularly scheduled payments of principal and interest under the terms of the subordinated indebtedness owed to Mr. Pailla M. Reddy (the foregoing clauses (A) and (B),
                                                        ------------------
herein a "Permitted Payment"); provided further, Permitted Payments may only be
          -----------------    ----------------
made if, with respect to each Permitted Payment, prior to and after giving pro forma effect thereto: (1) the Borrowers shall be in compliance with the minimum Fixed Charge Coverage Ratio then required under the terms of Section 4.2 and Schedule G but calculated (a) for the Fiscal Quarter most recently ended as of the date of the Permitted Payment and (b) by adding the Permitted Payment proposed to be made under the permissions of this clause (i) to the amounts calculated under clause (b) of the definition of Fixed Charge Coverage Ratio as if such payment had been made during such period; (2) the average daily balances of the sum of Borrowers' cash, cash equivalents and Net Borrowing Availability for the thirty (30) day period prior to the date of the Permitted Payment and calculated as if the Permitted Payment had occurred on the first (1/st/) day of such period, shall equal or exceed $1,000,000; and (3) no Default exists. Holding Co. may declare and pay regularly scheduled dividends on account of its Series A Preferred Stock from the corresponding dividends received from Leading Borrower if such dividends from Leading Borrower were declared and paid in accordance with this Agreement.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 15

6.   Security Interest

     6.1  Grant of Security Interest.
          --------------------------

          (a) As collateral security for the prompt and complete payment and performance of the Obligations, each of the Borrowers and each other Credit Party executing this Agreement hereby confirms the grant to Lender of a security interest in and Lien pursuant to the Existing Loan Agreement and hereby grants re-grants to Lender a security interest in and Lien upon all of its personal property, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all bank and deposit accounts and all funds on deposit therein; all cash and cash equivalents; all Investment Property and other financial assets; all Inventory and Equipment; all Goods; all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, Stock [including, without limitation, the Stock described on Disclosure Schedule 6.1(a)], contract rights, and choses in action); and to
   --------------------------
the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste and 34% of the Stock of each Subsidiary which is organized under the laws of a jurisdiction outside the United States of America if pledging 100% of such Stock would impute a deemed dividend under Section 956 of the Internal Revenue Code (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

          (b) Each Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Each Borrower and each other Credit Party executing this Agreement represents, warrants and promises to Lender that: (i) each Borrower and each other Credit Party granting a Lien in Collateral is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to the Existing Loan Agreement and this Agreement constitute valid perfected security interests in all of the Collateral of Bactolac and Holding Co., and, upon completion of the filings and other actions listed on Disclosure
                                                                     ----------
Schedule 6.1 (which, in the case of all filings and other documents referred to
------------
in said Schedule, have been delivered to the Lender in duly executed form), the security interests granted pursuant to this Agreement in all of the Collateral of ANIP will constitute valid perfected security interests in all of the Collateral, in each case, in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Each Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by such Borrower and each other Credit Party granting a Lien on Collateral to Lender, (y) notification of Lender's interest in Collateral at Lender's request; (provided,
                                                                      --------
however, that Lender agrees that (i) no delivery of the Stock of any other
-------
Subsidiary organized under the laws of a jurisdiction outside the United States of America is required until 30 days after the Closing Date; (ii) unless a Default exists or the value of the Stock of Subsidiaries organized under the laws of a jurisdiction outside the United States of America increases and except as required by the foregoing clause (ii), Leading Borrower shall not be required to cause the Lender's Lien on such foreign Subsidiary Stock to be perfected in accordance with the local laws of the jurisdiction of organization of such Subsidiaries but if a Default exists or such value increases the Leading Borrower will take all action as the Lender may request to ensure the proper perfection of such Liens under the local laws of such jurisdiction, including without limitation, engaging local counsel in those jurisdictions to advise on the proper methods of perfection), and (z) the institution of litigation against third parties as shall be prudent in order to protect

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 16 and preserve each Credit Party's and Lender's respective and several interests in the Collateral. Each Borrower (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation."

     6.2  Lender's Rights.
          ---------------

          (a) Lender may, (i) at any time in Lender's own name or in the name of any Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) at any time and without prior notice to any Borrower or any other Credit Party, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, each Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Each Borrower hereby constitutes Lender or Lender's designee as such Borrower's attorney with power to endorse such Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

          (b) It is expressly agreed by each Borrower that, notwithstanding anything herein to the contrary, each Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between any Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of any Borrower,
(ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

          (c) Each Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such facility or property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Borrower's and such Credit Party's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and each Borrower and such Credit Party agree to render to Lender, at such Borrower's and such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

          (d) After the occurrence and during the continuance of a Default, each Borrower at its own expense, shall cause the certified public accountant then engaged by such Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender's request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Each Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with each Borrower's accountants in the performance of these tasks.

     6.3  Lender's Appointment as Attorney-in-Fact.  On the Closing Date, each
          ----------------------------------------
Borrower and each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 17
attached as Exhibit I.  THE POWER OF ATTORNEY GRANTED PURSUANT TO THE POWER OF
            ---------
ATTORNEY AND ALL POWERS GRANTED UNDER ANY LOAN DOCUMENT ARE POWERS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees and promises that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) Lender shall only exercise the powers granted under the Power of Attorney in respect of Collateral, provided, except as otherwise required by applicable law, Lender shall not have any duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF LENDER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER OR ANY OTHER CREDIT PARTY FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. Each Borrower and each other Credit Party executing this Agreement also hereby authorizes Lender to file any financing or continuation statement without the signature of such Borrower or such Credit Party to the extent permitted by applicable law.

     6.4  Grant of License to Use Intellectual Property Collateral.  Each
          --------------------------------------------------------
Borrower and each other Credit Party executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to any Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by such Borrower or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

7.   Events Of Default: Rights And Remedies

     7.1  Events of Default.  The occurrence of any one or more of the following
          -----------------
events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 10.3:

          (a) any Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

          (b) (i) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Section 1, Sections 3.1, 3.2, 3.17, 3.18, 3.19, 3.20, 4.2, 4.3 or Section 5 of this
Agreement; or (ii) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the other covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement (other than those set forth in the Sections referred to in clause (i) immediately above) or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to a Credit Party that has not signed this Agreement, and such breach is not remediable or, if remediable, continues unremedied for a period of five (5) Business Days after the earlier to occur of
(x) the date on which such breach is known or reasonably should have become known to any officer of the Borrower or such Credit Party and (y) the date on which Lender shall have notified the Borrower or such other Credit Party of such breach; or

          (c) an event of default shall occur under any Contractual Obligation of any Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 18 pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

          (d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by any Borrower or any other Credit Party shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

          (e) there shall be commenced against any Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for sixty (60) consecutive days; or any Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

          (f) case or proceeding shall have been commenced involuntarily against any Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

          (g) any Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and
(ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

          (h) a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against any Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within thirty (30) days of judgment, or
(ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment; or

          (i) any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect and Lender shall have given Leading Borrower notice thereof; or

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 19

          (j) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

          (k) a Change of Control shall have occurred with respect to any Corporate Credit Party; or

          (l) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount.

     7.2  Remedies.
          --------

          (a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Revolving Credit Advances and to incur additional Letter of Credit Obligations. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (ii) require that all Letter of Credit Obligations be fully cash collateralized pursuant to Schedule C; or (iii)
                                                            ----------
exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that
                                                                 ---------
upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to make further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

          (b) Without limiting the generality of the foregoing, each Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Borrower and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Lender deems necessary or advisable.

          (c) Each Borrower and each other Credit Party executing this Agreement further agrees, upon the occurrence and during the continuance of an Event of Default and at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of such Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, each Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender,

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 20 its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Each Borrower and each other Credit Party executing this Agreement agrees that ten (10) days prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

          (d) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

     7.3  Waivers by Credit Parties.  Except as otherwise provided for in this
          -------------------------
Agreement and to the fullest extent permitted by applicable law, each Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

     7.4  Proceeds.  The Proceeds of any sale, disposition or other realization
          --------
upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion (including the cash collateralization of any Letter of Credit Obligations), and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrowers or their representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.   Successors and Assigns

     Each Loan Document shall be binding on and shall inure to the benefit of each Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither any Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by such Borrower or such Credit Party without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 21

9.   Guarantor Waivers by Borrowers

     IF AND TO THE EXTENT THAT ANY OBLIGATION OF ANY BORROWER TO LENDER SHALL BE CONSIDERED AN OBLIGATION OF GUARANTY OR SURETYSHIP, THEN THE FOLLOWING PROVISIONS OF THIS SECTION 9 SHALL APPLY WITH RESPECT TO EACH SUCH BORROWER SOLELY TO THE EXTENT THAT SUCH BORROWER IS DEEMED TO ACT IN THE CAPACITY OF A GUARANTOR AND SHALL NOT EFFECT A WAIVER OF RIGHTS IN SUCH PERSON'S CAPACITY AS A
BORROWER:

          (A) SUCH BORROWER EXPRESSLY WAIVES THE RIGHT TO REQUIRE LENDER FIRST TO PURSUE ANY OTHER PERSON, THE COLLATERAL, OR ANY OTHER SECURITY OR GUARANTY THAT MAY BE HELD FOR THE OBLIGATIONS, OR TO APPLY ANY SUCH SECURITY OR GUARANTY TO THE OBLIGATIONS BEFORE SEEKING FROM SUCH BORROWER PAYMENT IN FULL OF ITS LIABILITIES TO LENDER OR PROCEEDING AGAINST SUCH BORROWER FOR SAME.

          (B) SUCH BORROWER ACKNOWLEDGES THAT IF LENDER MAY, UNDER APPLICABLE LAW, PROCEED TO REALIZE ITS BENEFITS UNDER ANY OF THE LOAN DOCUMENTS GIVING LENDER A LIEN UPON ANY COLLATERAL, WHETHER OWNED BY ANY BORROWER OR BY ANY OTHER PERSON, EITHER BY JUDICIAL FORECLOSURE OR BY NON-JUDICIAL SALE OR ENFORCEMENT, LENDER MAY, AT ITS SOLE OPTION, DETERMINE WHICH OF ITS REMEDIES OR RIGHTS IT MAY PURSUE WITHOUT AFFECTING ANY OF ITS RIGHTS AND REMEDIES. IF, IN THE EXERCISE OF ANY OF ITS RIGHTS AND REMEDIES, LENDER SHALL FORFEIT ANY OF ITS RIGHTS OR REMEDIES, INCLUDING ITS RIGHT TO ENTER A DEFICIENCY JUDGMENT AGAINST ANY BORROWER OR ANY OTHER PERSON, WHETHER BECAUSE OF ANY APPLICABLE LAWS PERTAINING TO "ELECTION OF REMEDIES" OR THE LIKE, SUCH BORROWER HEREBY CONSENTS TO SUCH ACTION BY LENDER AND WAIVES ANY CLAIM BASED UPON SUCH ACTION, EVEN IF SUCH ACTION BY LENDER SHALL RESULT IN A FULL OR PARTIAL LOSS OF ANY RIGHTS OF SUBROGATION WHICH SUCH BORROWER MIGHT OTHERWISE HAVE HAD BUT FOR SUCH ACTION BY LENDER. ANY ELECTION OF REMEDIES WHICH RESULTS IN THE DENIAL OR IMPAIRMENT OF THE RIGHT OF LENDER TO SEEK A DEFICIENCY JUDGMENT AGAINST ANY BORROWER SHALL NOT IMPAIR ANY OTHER BORROWER'S OBLIGATION TO PAY THE FULL AMOUNT OF THE OBLIGATIONS. IN THE EVENT LENDER SHALL BID AT ANY FORECLOSURE OR TRUSTEE'S SALE OR AT ANY PRIVATE SALE PERMITTED BY LAW OR THE LOAN DOCUMENTS, LENDER MAY BID ALL OR LESS THAN THE AMOUNT OF THE OBLIGATIONS AND THE AMOUNT OF SUCH BID NEED NOT BE PAID BY LENDER BUT SHALL BE CREDITED AGAINST THE OBLIGATIONS. THE AMOUNT OF THE SUCCESSFUL BID AT ANY SUCH SALE, WHETHER LENDER OR ANY OTHER PARTY IS THE SUCCESSFUL BIDDER, SHALL BE CONCLUSIVELY DEEMED TO BE THE FAIR MARKET VALUE OF THE COLLATERAL AND THE DIFFERENCE BETWEEN SUCH BID AMOUNT AND THE REMAINING BALANCE OF THE OBLIGATIONS SHALL BE CONCLUSIVELY DEEMED TO BE THE AMOUNT OF THE OBLIGATIONS GUARANTEED BY SUCH BORROWER, NOTWITHSTANDING THAT ANY PRESENT OR FUTURE LAW OR COURT DECISION OR RULING MAY HAVE THE EFFECT OF REDUCING THE AMOUNT OF ANY DEFICIENCY CLAIM TO WHICH LENDER MIGHT OTHERWISE BE ENTITLED BUT FOR SUCH BIDDING AT ANY SUCH SALE.

          (C)  SUCH BORROWER AGREES THAT LENDER SHALL BE UNDER NO OBLIGATION TO
(I) MARSHAL ANY ASSETS IN FAVOR OF SUCH BORROWER, (II) PROCEED FIRST AGAINST ANY OTHER BORROWER OR PERSON OR ANY PROPERTY OF ANY OTHER BORROWER OR PERSON OR AGAINST ANY COLLATERAL, (III) ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE OBLIGATIONS, OR (IV) PURSUE ANY OTHER REMEDY IN LENDER'S POWER THAT SUCH BORROWER MAY NOT BE ABLE TO PURSUE ITSELF AND THAT MAY LIGHTEN SUCH BORROWER'S BURDEN, ANY RIGHT TO WHICH SUCH BORROWER HEREBY EXPRESSLY WAIVES.

          (D) EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 22

AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY MADE THE WAIVED DESCRIBED ABOVE FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.  Miscellaneous

     10.1  Complete Agreement; Modification of Agreement.  This Agreement and
           ---------------------------------------------
the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and no Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan Document. Each Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Document from the date of its execution and delivery, regardless of whether the initial Loan has been funded at that time.

     10.2  Expenses.  Each Borrower agrees to pay or reimburse Lender for all
           --------
costs and expenses (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to any Borrower or any other Person on behalf of any Borrower by Lender of the proceeds of any Loan (including a wire transfer fee of $20 per wire transfer); (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, any Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Transaction Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Loans, (ii) to evaluate, observe or assess any Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

     10.3  No Waiver.  Neither Lender's failure, at any time or times, to
           ---------
require strict performance by any Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default under or other provision of the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of any Borrower or any other Credit Party to Lender contained in any Loan Document and no Default by any Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to such Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

     10.4  Severability; Section Titles.  Wherever possible, each provision of
           ----------------------------
the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 23 provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of any Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     10.5  Authorized Signature.  Until Lender shall be notified in writing by
           --------------------
any Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of such Borrower or such other Credit Party listed in the Secretarial Certificate in the form of Exhibit H shall bind such Borrower and such other Credit Party and be
        ---------
deemed to be the act of such Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by such Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

     10.6  Notices.  Except as otherwise provided herein, whenever any notice,
           -------
demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 10.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as
                    ----------
may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request or other communication to any Person (other than any Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the
              ----------
effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     10.7  Counterparts.  Any Loan Document may be executed in any number of
           ------------
separate counterparts by one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.

     10.8  Time of the Essence.  Time is of the essence for performance of the
           -------------------
Obligations under the Loan Documents.

     10.9  GOVERNING LAW.  THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER
           -------------
THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     10.10  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
            ------------------------------------------------

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 24

          (A) EACH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS; PROVIDED, THAT LENDER, EACH BORROWER AND EACH OTHER CREDIT PARTY
           --------
ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS
                             --- ------- --------
AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM
                                                                        -----
NON CONVENIENS. EACH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS
--- ----------
AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE LEADING BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS
                                                              ----------
AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE LEADING BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          (B) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, ANY BORROWER AND ANY OTHER CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     10.11  Press Releases.  Each Credit Party executing this Agreement agrees
            --------------
that neither it nor its Affiliates will in the future issue any press release or other public disclosure using the name of General Electric Capital Corporation or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Lender before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

     10.12  Reinstatement.  This Agreement shall continue to be effective, or be
            -------------
reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 25

11.  Cross-Guaranty

     11.1  Cross-Guaranty.  Each Borrower hereby absolutely and unconditionally
           --------------
guarantees to Lender and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Lender by each other Borrower, including that portion of the Revolving Credit Loan attributable to each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 11 shall be absolute and unconditional, irrespective of, and unaffected by:

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

          (b) the absence of any action to enforce this Agreement (including this Section 11) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions hereof or thereof;

          (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

          (d)  the insolvency of any Credit Party; or

          (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by each Borrower that its obligations under this Section 11 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

     11.2  Waivers by Borrowers.  Each Borrower expressly waives all rights it
           --------------------
may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transactions contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 11 and such waivers, Lender would decline to enter into this Agreement.

     11.3  Benefit of Guaranty.  Each Borrower agrees that the provisions of
           -------------------
this Section 11 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

     11.4  Subordination of Subrogation, Etc.  Notwithstanding anything to the
           ----------------------------------
contrary in this Agreement or in any other Loan Document, and except as set forth in Section 11.7, each Borrower hereby expressly and irrevocably subordinates to the payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 11, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.4.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 26

     11.5  Election of Remedies.  If Lender may, under applicable law, proceed
           --------------------
to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which such Borrower might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 11, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

     11.6  Limitation.  Notwithstanding any provision herein contained to the
           -----------
contrary, each Borrower's liability under this Section 11 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

          (b) the amount which could be claimed by Lender from such Borrower under this Section 11 without rendering such claim voidable or avoidable under
Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 11.7.

     11.7  Contribution with Respect to Guaranty Obligations.
           -------------------------------------------------

          (a)  To the extent that any Borrower shall make a payment under this
Section 11 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 27

          (c) This Section 11.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 11.7 is intended to or shall impair the obligations of each Borrower to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.1. Nothing contained in this Section 1.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of Borrower to which such contribution and indemnification is owing.

          (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 11.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of Lender's obligation to extend any credit under this Agreement.

     11.8  Liability Cumulative.  The liability of Borrowers under this Section
           --------------------
11 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     11.9  Intercompany Subordination.  In furtherance, and not in limitation,
           --------------------------
of Sections 6.1 and 11.4, each Borrower agrees, for itself and each future holder of the Subordinated Obligations (as defined below), that the Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined below) to all Obligations.

          (a)  "Subordinated Obligations": the collective reference to all
                ------------------------
obligations and liabilities of any Borrower to any other Borrower (including, without limitation, interest accruing at the then applicable rate, if any, provided after the maturity and interest accruing at the then applicable rate provided after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel).

          (b)  "Subordinate and junior in right of payment" means that (1) no
                ------------------------------------------
part of the Subordinated Obligation shall have any claim to the assets of any Borrower on a parity with or prior to the claim of the Obligations; and (2) unless and until the Obligations have been paid in full and the obligation of the Lender to extend credit to the Borrowers under the Loan Documents shall have been irrevocably terminated, without the express prior written consent of the Lender (A) no Borrower will take, demand or receive from any other Borrower, and no Borrower will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of (of whatever kind or nature, whether in cash, property, securities or otherwise) or security for the whole or any part of the Subordinated Obligation, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligation; provided, however, that at any time when no Default
                             --------- -------
has occurred and is continuing or would result therefrom, a Borrower may make, and the other Borrower may receive, regularly scheduled payments on account of the Subordinated Obligations in accordance with the terms thereof determined on a pre-default non-accelerated basis, and (B) no Borrower will accelerate for any reason the scheduled maturities of any amount owing under the Subordinated Obligations.

          (c) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 28

          (d) The Borrowers agree that upon the occurrence of any Insolvency Event (as defined in the Intercreditor Agreement):

               (1) all Obligations shall be paid in full before any payment or distribution of whatever kind or nature is made with respect to the Subordinated Obligation; and

               (2) any payment or distribution of assets of any Borrower, whether in cash, property or securities, to which any other Borrower would be entitled except for the provisions hereof, shall be paid or delivered by any Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Lender, to the extent necessary to pay in full all Obligations, before any payment or distribution of any kind or nature shall be made to any Borrower.

          (e)  Upon the occurrence of any Insolvency Event:

               (1)  each Borrower irrevocably authorizes and empowers the Lender
(A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligation payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (B) to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions, in its own name as Lender, or in the name of the Borrower or otherwise, as the Lender may deem necessary or advisable for the enforcement of the provisions of this Section 11.9; provided, however, that the foregoing
                                     --------  -------
authorization and empowerment imposes no obligation on the Lender to take any such action;

               (2) each Borrower shall take such action, duly and promptly, as the Lender may request from time to time (A) to collect the Subordinated Obligation for the account of the Lender and (B) to file appropriate proofs of claim in respect of the Subordinated Obligation; and

               (3) each Borrower shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Lender may request to enable the Lender to enforce any and all claims in respect of the Subordinated Obligation and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligation.

          (f) If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by any Borrower in respect of the Subordinated Obligation, except payments permitted to be made at the time of payment as provided in paragraph (b) above, such Borrower forthwith shall deliver the same to the Lender, in the form received, duly indorsed to the Lender, if required, to be applied to the payment or prepayment of the Obligations until the Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by such Borrower as the property of the Lender, segregated from other funds and property held by such Borrower.

          (g) In the event that any Borrower has or at any time acquires any lien upon or security interest in the assets securing the Obligations, or any part thereof, such Borrower hereby waives any right that such Borrower may have whether such right arises under Sections 9-504 or 9-505 of the Uniform Commercial Code or other applicable law, to receive notice of the Lender's intended disposition of such assets (or a portion thereof) or of the Lender's proposed retention of such assets in satisfaction of the Obligations (or a portion thereof). Each Borrower further agrees that in the event any Borrower consents or fails to object to a proposed retention of such assets (or a portion thereof) by the Lender in satisfaction of the Obligations (or a portion thereof), such Borrower hereby consents to such proposed retention regardless of whether such Subordinated Creditor is provided with notice of such proposed retention.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 29

          (h) So long as any of the Obligations shall remain outstanding or the obligation of Lender to extend credit to the Borrowers remains in effect, no Borrower shall, without the prior written consent of the Lender:

               (1) permit to exist any security interest, lien, charge or other encumbrance on any property or assets of any Borrower to secure or provide for payment or performance of the Subordinated Obligation or exercise any right of set off or counterclaim which the Subordinated Creditor may have with respect to any amounts payable or to be paid by the Subordinated Creditor to any Credit Party;

               (2) commence, or join with any creditors other than the Lender in commencing any case or proceeding referred to in the definition of Insolvency Event (as such term is defined in the Intercreditor Agreement);

               (3) assert, collect, or enforce all or any part of the Subordinated Obligation or any claims in respect thereof, except as specifically provided for herein; or

               (4) take any action to foreclose upon, take possession of, liquidate or proceed against any property or assets, or otherwise institute any action or proceeding, to serve or provide for payment of the Subordinated Obligation or otherwise exercise any rights or remedies under or with respect to the Subordinated Obligation or hinder or delay the Lender in the exercise of any rights and remedies under or in respect of the Obligations.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 30

12.  Release

     12.1  Lender Release of NLAC.  Lender hereby releases, discharges and
           ----------------------
acquits NLAC, its successors and assigns, and its officers, directors, agents, attorneys and employees from the payment and performance of any and all Obligations, liabilities and idnebtedness to Lender or every kind, nature or description, whenever and however arising or acquired, whether owing under the Existing Loan Agreement or otherwise

     12.2  NLAC Release of Lender.   NLAC, whose signature appears below only to
           ----------------------
confirm the release contained in this Section 12.2, hereby releases, discharges and acquits Lender, its successors and assigns, and its officers, directors, agents, attorneys and employees from the payment and performance of any and all obligations, liabilities and idnebtedness to NLAC or every kind, nature or description, whenever and however arising or acquired.

     IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

                                       BACTOLAC PHARMACEUTICAL INC.


                                       By:  ____________________________________
                                            Name: Jeffrey G. McGonegal
                                            Title: Vice President and Secretary

                                       ANI PHARMACEUTICALS, INC.


                                       By:  ____________________________________
                                            Jeffrey G. McGonegal
                                            President and Treasurer



                                       ADVANCED NUTRACEUTICALS, INC.


                                       By:  ____________________________________
                                            Jeffrey G. McGonegal
                                            Senior Vice President of Finance
                                            and Secretary



                                       NL ACQUISITION COMPANY


                                       By:  ____________________________________
                                            Jeffrey G. McGonegal
                                            Title: _____________________________



                                       GENERAL ELECTRIC CAPITAL CORPORATION


                                       By:  ____________________________________
                                            Malcolm Ferguson
                                            Duly Authorized Signatory

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, Page 31